Exhibit 3.2

RESTATED BYLAWS

OF

AUSTINS STEAKS & SALOON CORP.

ARTICLE I

OFFICE

Section 1.01 Principal Office. The principal office of the corporation shall be located in the City of Wilmington, New Castle County, Delaware. The corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

Section 1.02 Registered Office. The Board of Directors shall designate, and may from time to time change, the registered office and registered agent to of the corporation. The registered office of the corporation required by the Delaware Business Corporation Act to be maintained in the State of Delaware may be, but need no be, identical with the principal office of the corporation in the State of Delaware.

ARTICLE II

Section 2.01 Annual Meeting. The annual meeting of the stockholders shall be held on the third Wednesday in the month of May in each year, beginning with the year 2000, at the hour of 10:00 o’clock a.m., for the purpose of electing directors and for the transaction of such other proper business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the nest succeeding business day. If the election of directors shall not be held on the day designated for the annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders to be called as soon thereafter as practical.

Section 2.02 Special Meeting. Special meetings of the stockholders, for any purpose or purposes germane to the business of the corporation, unless otherwise prescribed by statute, may be called by the President, by the Chairman of the Board, or by the Board of Directors, and shall be called by the President at the request of the holders of not less than twenty percent of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 2.03 Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders of record entitled to vote at a meeting is otherwise called, the place of meeting shall be the registered office of the corporation.

Section 2.04 Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, first class postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation.

Section 2.05 Closing of Transfer Books for Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days but not longer than 50 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and the record date is fixed for the determination of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.06 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a completer list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of the number of shares held by each, which list, for a period often days prior to such meeting, shall be kept at a place within the city where the meeting to be held, which place shall e specified in the notice of meeting, or if not so specified, at the place where the meeting is to be held. Such list shall be subject to inspection by any stockholder, for any purpose germane to the meeting, at any time during usual business hours during such ten-day period. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 2.07 Quorum. A majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the issued and outstanding shares of the capital stock are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding that less than a quorum may thereafter be represented.

Section 2.08 Proxies. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution.

Section 2.09 Voting of Shares. Each outstanding share of the capital stock of the corporation entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Section 2.10 Voting of Shares by Certain Holders.

(a) Corporation. Shares standing in the name of another corporation may be voted as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

(b) Personal Representatives; Trustees. Shares held by an administrator, personal representative, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, wither in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(c) Receiver. Shares standing in the name of a receiver may be voted by such receiver by proxy, and share held by or under the control of a receiver may be voted by such receiver, wither in person or without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

(d) Shares Pledged. A stockholder whose shares are pledged shall be entitled to vote such shares until his shares have been transferred into the name of the pledgee, and thereafter the transferee/pledge shall be entitled to vote the shares so transferred.

(e) Treasury Stock. Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time; provided, however, the shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares of the capital stock of the corporation from time to time.

Section 2.11 Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the stockholders owning the requisite percentage of the outstanding voting stock required under the Delaware Corporate Law.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

Section 3.02 Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than three nor more than eleven. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Delaware or stockholders of the corporation.

Section 3.03 Regular Meetings. A regular meeting of the Board of Directors shall be hold without notice other than this bylaw immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, wither within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section 3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.05 Notice. Notice of any special meeting of the Board of Directors shall be delivered at least two days before the date of such meeting by written notice to each director delivered personally, by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, first class postage prepaid, so addressed. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless a director attends a meeting of the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at not the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.06 Quorum. A majority of the number of directors fixed by Section 3.02 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.07 Manner of Acting. Any action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

Section 3.08 Vacancies. Any director may resign at any time by giving written notice the President or to the Secretary of the corporation. Such resignation shall take effect as of the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors, whether through death, resignation or the increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Directorships created by an increase in the number of directors do not have to filled by a vote of the stockholders.

Section 3.09 Committees of Directors. There may be an Executive Committee of three or more Directors designated by resolution passed by a majority of the whole Board, and the Board shall have the power at any time to remove any of the members thereof and to appoint other persons in lieu of the persons so removed. The Executive Committee shall elect its own chairman. The Executive Committee between the meetings of the Board of Directors may exercise all of the powers of the Board of Directors in the management of the normal business affairs of the Corporation; provided, however, this shall not be construed as giving the Executive Committee any power or authority to rescind or void any previous actions of the Board of Directors, to change the corporate structure of the Company, to issue bonds, debentures, or other forms of permanent financing, declare dividends, issue additional stock of the Corporation, to amend these bylaws, to fill vacancies in the Board or the Executive Committee, or to do any act which is otherwise expressly reserved to the Directors by Section 11 (c) of the Delaware Corporation Law, by the bylaws or by resolution of the Board of Directors heretofore or hereafter adopted. The Executive Committee shall also have, and may exercise, all the powers of the Board of Directors, as outlined in this paragraph, whenever a quorum of the Board shall fail to be present at any meeting of the Board.

All action of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board, provided that no rights of third parties shall be affected by any such revision or alteration. Regular minutes of the proceedings of the Executive Committee shall be kept in a book provided for the purpose. Vacancies in the Executive Committee shall be filled by the Board of Directors.

A majority of the Executive Committee shall be necessary to constitute a quorum, and, in every case, an affirmative vote of a majority of the members shall be necessary for the passage of any resolution. It shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of the chairman, or of any two members of the Committee. Should the Executive Committee fail to fix its own rules, the provisions of these bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as practical.

The Board of Directors, may by resolution or resolutions passed by a majority of the whole Board, designate one or more other committees, each committee to consist of two or more of the Directors of the Corporation, which may exercise such powers to the extent provided in said resolution or resolutions. Such committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.10 Minutes of Committees. When required, the other committees shall keep regular minutes of their proceedings and report same to the Board of Directors.

Section 3.11 Compensation. By resolution of the Board of Directors; the directors may be paid their expenses, if any, incurred in attending each meeting of the Board of Directors, and may be paid fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.12 Compensation of Committee Members. Members of committees may be allowed such additional compensation and reimbursement of expenses over and above their compensation as Directors as may be fixed from time to time by the Board of Directors.

Section 3.13 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.14 Informal Action by Directors. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors, and may be stated as such in any article or document files with the Secretary of State under the Delaware Business Corporation Act.

ARTICLE V

OFFICERS

Section 4.01 Number. The officers of the corporation may include a Chairman of the Board of the Board and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more officers may be held by the same person and any office, other than President and Secretary, may be left unfilled for any period at the discretion of the Board of Directors.

Section 4.02 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practical. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, resignation or removal in the manner provided in Section 4.03.

Section 4.03 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, nut such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.04 Vacancies. A vacancy in an office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.05 Chairman of the Board. If a Chairman of the Board is elected, he shall preside at all meetings of the stockholders and Board of Directors and shall have such powers and perform such duties as from time to time may be conferred or imposed upon him by the Board of Directors.

Section 4.06 President. Subject to any delegation of powers and duties to the Chairman or the Board by the Board of Directors, the President shall, subject to the control of the Board of Directors, in general supervise and control all of the business and affairs of the corporation. In the absence of the Chairman of the Board, he shall, when present, preside at all meetings of the stockholders and the Board of Directors. He may sign, with the Secretary or any other officer of the corporation duly authorized by the Board of Directors, certificate for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In addition, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.07 Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the authority of the President. Any Vice President may sign, with the Secretary or any other officer of the corporation duly authorized by the Board of Directors, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

Section 408 Secretary. The Secretary shall (i) keep the minutes of all meetings of the stockholders and the Board of Directors in one or more books provided for the purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (iv) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (v) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vi) have general charge of the stock transfer books of the corporation; and (vii) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 4.09 Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with sure surety or sureties as the Board of Directors shall determine. He shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with provisions of Article V of these bylaws; and (ii) in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 4.10 Assistant Secretaries and Assistant Treasurers. Each Assistant Secretary, when authorized by the Board of Directors, may sign with the President or Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. Each Assistant Treasurer shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Each Assistant Secretary and Assistant Treasurer, in general, shall perform such duties as shall be assigned to them by the Secretary of the Treasurer, respectively, or by the President or the Board of Directors.

Section 4.11 Salaries. The salary of each officer of the corporation shall be fixed from time to time by the Board of Directors and no officers shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS CHECKS AND DEPOSITS

Sections 5.01 Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and authority may be general or confined to specific instances.

Section 5.02 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 5.03 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 5.04 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.01 Certificates for Shares. Certificates representing shares of the capital stock of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares of the capital stock of the corporation represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate(s) shall be issued until the former certificates(s) for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issues therefor upon such terms and with such indemnity to the corporation as the Board of Directors may prescribe.

Section 6.02 Consideration for Shares. Shares of the capital stock of the corporation shall be issued for such consideration, expressed in dollars, (but not less than the par value thereof) as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration, expressed in dollars, as may be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or of labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares of the capital stock of the corporation.

Section 6.03 Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate representing shares of the capital stock of the corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto and to cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed. The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Delaware.

Section 6.04 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of the capital stock of the corporation, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

Section 6.05 Stock Transfer Restrictions. The corporation shall have the right by appropriate action to impose restrictions upon the transfer of any shares of its capital stock, or any interest therein, from time to time issued, provided that such restrictions as may be from time to time so imposed or notice of the substance thereof shall be set forth upon the face or back of the certificates representing such shares of capital stock.

ARTICLES VII

INDEMNIFICATION

Section 7.01 Right to Indemnification. The corporation shall indemnify any director, officer or employee, or any former director, officer or employee, of the corporation, or any person who may have served at its request as a director, officer or employee of another corporation in which the corporation owns shares of capital stock or of which it is a creditor or in which the corporation has interest, against any and all expenses (including attorney’s fees), liabilities, claims, judgments, fines, costs and amounts paid in settlement, actually and reasonably incurred by or imposed upon such director, officer or employee, in connection with, arising out of or resulting from any claim, action, suit or proceeding (whether threatened, pending or completed and whether civil, criminal, administrative or investigative, including appeals), in which such person may be involved or to which such person is or may be made a party by reason of such person’s being or having been a director, officer or employee of the corporation or, at its request, of any other corporation.

Section 7.02 Limitations. The right to such persons to indemnification by the corporation shall extend to all matters as to which a majority of the disinterested remaining directors of the corporation, or independent legal counsel in a written opinion, shall determine that such director, officer or employee acted in good faith, for a purpose which such person reasonably believed to be in or not opposed to the best interest of the corporation or of such other corporation and had no reasonable cause to believe that such conduct was unlawful. The right of indemnification shall not extend to matters as to which such director, officer or employee is finally adjudged in such action, suit or proceeding to have been liable for negligence or misconduct in the performance of such persons duty to the corporation, except to the extent that the court in which such action or suit was brought may determine upon application that despite such adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

Section 7.03 Expenses. The corporation may advance expenses to, or where appropriate may itself at its expense undertake the defense of, any such director, officer or employee provided that such person shall have undertaken to reimburse such expenses if it should be ultimately determined that he or she is not entitled to indemnification under this Article. The provisions of this Article shall be applicable to all claims, actions, suits or proceedings made or commenced after the adoption of this Article, whether arising from acts or omissions occurring before or after its adoption.

Section 7.04 Non-Exclusive. The right of indemnification herein provided shall not be exclusive of other rights to which such director, officer or employee may be entitled as a matter of law, shall continue as to a person who had ceased to be a director, officer or employee, and shall inure to the benefit of heirs, executors, administrators and person representatives of such person.

Section 7.05 Liability Insurance. The corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer or employee of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such persons status as a director, officer or employee of the corporation.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors from time to time.

Section 8.02 Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and in its Article of Incorporation.

Section 8.03 Seal. The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the names of the corporation, the state of incorporation and the date of incorporation.

Section 8.04 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws, its articles of incorporation or the Delaware Business Corporation Act, a waiver of such notice in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 8.05 Amendments. These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

Sections 8.06 Parliamentary Authority. In all meetings of the corporation whether of the stockholders or the directors, Robert’s Rule of Order, as revised, shall be the authority on parliamentary law, except when in conflict with express provisions of these bylaws.

Certificate of Secretary

The undersigned, being the duly elected and acting Secretary of Austins Steaks & Saloon Corp. a Delaware corporation, does hereby certify that the foregoing Bylaws of the corporation constitute a true and complete copy of the Bylaws of the corporation which were duly adopted by the Board of Directors of the corporation on May 10, 2000.

Dated: May 10, 2000

/s/ Robyn B. Mabe

Robyn B. Mabe, Secretary